As filed with the Securities and Exchange Commission on December 12, 1997



                SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC 20549



                             FORM 8-K

                          CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934

  Date  of Report (Date of earliest event reported): December 3, 1997



                             MFRI, INC.
         (Exact Name of Registrant as Specified in Charter)



DELAWARE                         0-18370               36-3922969
(State or other         (Commission File Number)  (IRS  Employer
Jurisdiction of                                    Identification No.)
Incorporation)


                   7720 LEHIGH AVENUE, NILES, ILLINOIS 60714
              (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code:  (847) 966-1000



                            NOT APPLICABLE
       (Former Name or Former Address, if Changed Since Last Report)






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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    On December 3, 1997, MFRI, Inc., a Delaware corporation
and  a  wholly-owned  subsidiary  ("MFRI") acquired all the
outstanding  shares  of capital stock  ("Shares")  and  the
related real estate of  TDC  Filter  Manufacturing, Inc., a
Delaware corporation ("TDC") pursuant  to  a Stock Purchase
Agreement  dated  December  3, 1997 by and between  Roy  E.
Greenlees, Lorie Greenlees and Janet Marshall (collectively
"Sellers") and MFRI ("Buyer").   The  funds  were  borrowed
under  MFRI's  Revolving Credit Agreement with a commercial
bank.  The purchase  price of the Shares included the grant
of options to the Sellers  to  purchase  75,000  shares  of
MFRI.   TDC had sales of approximately $11.4 million in the
year ended  March  30,  1997.   TDC  makes  pleated  filter
cartridges for use in air pollution control and gas turbine
intake   systems   and  supplies  both  original  equipment
manufacturers and aftermarket users of cartridge filtration media.

ITEM 7. FINANCIAL   STATEMENTS,    PRO    FORMA   Financial
Information and Exhibits.

        (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

            Not applicable.

        (b) PRO FORMA FINANCIAL INFORMATION

            Not applicable.

        (c) EXHIBITS

            2.1 Stock Purchase Agreement, dated December 3,
                1997,  by  and  between  Roy E.  Greenlees,
                Lorie     Greenlees,     Janet     Marshall
                (collectively  "Sellers")  and  MFRI,  Inc.
                ("Buyer")




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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 MFRI, INC.
                                                 (Registrant)

                                                 By:/S/  MICHAEL D. BENNETT
                                                         Michael D. Bennett
                                                         Vice President


     Dated: December 12, 1997


























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